UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2018

MARRIOTT VACATIONS WORLDWIDE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35219	45-2598330
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6649 Westwood Blvd., Orlando, FL	32821
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 206-6000

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Supplemental Disclosures.

The following disclosures supplement the disclosures contained in the Proxy Statement and should be read in conjunction with the disclosures contained in the Proxy Statement, which should be read in its entirety. To the extent that the information set forth herein differs from or updates information contained in the Proxy Statement, the information set forth herein shall supersede or supplement the information in the Proxy Statement. All page references are to pages in the Proxy Statement, and terms used below, unless otherwise defined, have the meanings set forth in the Proxy Statement. Underlined text shows text being added to a referenced disclosure in the Proxy Statement in the case of any disclosure that is replaced and supplemented.

The following disclosure amends and restates in its entirety the first paragraph under the heading “Illustrative Discounted Cash Flow Analysis – ILG Standalone” on page 81 of the Proxy Statement:

Using the ILG Forecasts, Goldman Sachs performed an illustrative discounted unlevered free cash flow analysis on ILG. Using mid-year convention and discount rates ranging from 9.5% to 11.0%, reflecting estimates of ILG’s weighted average cost of capital, Goldman Sachs discounted to present value as of March 31, 2018 (i) estimates of the unlevered free cash flow to be generated by ILG for the period from April 1, 2018 to December 31, 2022, derived from the ILG Forecasts and (ii) a range of illustrative terminal values for ILG as of June 30, 2022, calculated by applying perpetuity growth rates ranging from 2.0% to 3.0% to an estimate of the terminal year unlevered free cash flow of ILG, derived from the ILG Forecasts (which analysis implied terminal year EBITDA multiples ranging from 7.8x to 10.9x). Goldman Sachs derived these discount rates by application of the capital asset pricing model, which requires certain company-specific inputs, including the company’s target capital structure weightings, the cost of long-term debt, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the United States financial markets generally. The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the ILG Forecasts and market expectations regarding long-term real growth of gross domestic product and inflation. Goldman Sachs derived a range of illustrative enterprise values for ILG by adding the ranges of present values it derived as described above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for ILG net debt (debt excluding securitized debt facilities less cash) of ILG as of March 31, 2018 as provided by ILG’s management, to derive a range of illustrative equity values for ILG. Goldman Sachs divided the range of illustrative equity values by 127.0 million, representing the total number of fully diluted outstanding shares of ILG, calculated using information provided by ILG’s management, to derive a range of illustrative present equity values per share for the shares of ILG common stock of $27.47 to $38.31.

The following disclosure amends and restates in its entirety the first paragraph under the heading “Illustrative Present Value of Future Stock Price Analysis – ILG Standalone” on page 82 of the Proxy Statement:

Goldman Sachs performed an illustrative analysis of the present values per share of ILG as of March 31, 2018 based on theoretical future prices calculated by Goldman Sachs for the shares of ILG common stock. Using the ILG Forecasts, Goldman Sachs first derived a range of theoretical future enterprise values for ILG on a standalone basis as of the end of each of the calendar years 2018 through 2021, by applying illustrative one year forward enterprise values to EBITDA multiples ranging from 9.0x to 11.0x to the estimate of adjusted EBITDA for ILG for the following calendar year, as reflected in the ILG Forecasts. These illustrative multiples were derived by Goldman Sachs utilizing its professional judgment and experience, taking into account historical average EBITDA multiples for ILG, MVW, and Wyndham Worldwide Corporation over the 1, 3 and 5-year periods ended April 27, 2018 and the average EBITDA multiple for Hilton Grand Vacations Inc. over the one-year period ended April 27, 2018. Goldman Sachs then calculated a range of hypothetical future equity values for ILG as of the end of each of the calendar years 2018 through 2021, by subtracting from the range of theoretical future enterprise values it derived for ILG the estimate of ILG’s future net debt (debt excluding securitized debt facilities less cash) of $295 million as of the end of 2018, $147 million as of the end of 2019, $(21) million as of the end of 2020 and $(225) million as of the end of 2021, as reflected in the ILG Forecasts. Goldman Sachs then calculated a range of theoretical future prices per share of ILG as of the end of each of the calendar years 2018 through 2021, by dividing the range of hypothetical future equity values it derived as described above by 126.1 million, representing the total number of fully diluted shares of ILG estimated to be outstanding as of the end of each such calendar year (taking into account equity awards expected to be forfeited), as reflected in the ILG Forecasts. Using the year-end convention and an illustrative discount rate of 11.4%, reflecting an estimate of ILG’s cost of equity, Goldman Sachs discounted to present value as of March 31, 2018 the range of theoretical future prices per share it derived for ILG as described above to yield a range of illustrative present values per share of ILG. Goldman Sachs derived such discount rate by application of the capital asset pricing model, which requires certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the United States financial markets generally. Goldman Sachs then, for each of the calendar years 2018 to 2021, using the mid-year convention and same illustrative discount rate, discounted the amounts per share of the projected dividends of ILG from March 31, 2018 through and including the applicable calendar year as reflected in the ILG Forecasts to determine the present values of such projected dividends as of March 31, 2018, and added such present values of the projected dividends to the range of present values per share of ILG it derived as described above. The following table presents, with respect to each future date, the range of present values per share for the shares of ILG common stock derived from this analysis:

The following table amends and restates in its entirety the first table under the heading “Premia Paid Analysis” on page 82 of the Proxy Statement:

Year	Average Premia Per Year
2013	21.7%
2014	34.3%
2015	30.3%
2016	23.9%
2017	21.5%
2018 (through April 27, 2018)	25.3%

Percentile	Premia 2013-April 27, 2018
25th Percentile	13.0%
Median	25.0%
75th Percentile	34.1%

The following disclosure amends and restates in its entirety the first paragraph under the heading “Illustrative Discounted Cash Flow Analysis – Pro Forma Combined Company; Implied Premium” on page 83 of the Proxy Statement:

Using the Pro Forma Forecasts (including the Synergies), Goldman Sachs performed an illustrative discounted unlevered free cash flow analysis for the combined company on a pro forma basis. Using mid-year convention and discount rates ranging from 10.0% to 11.5%, reflecting estimates of the pro forma combined company’s weighted average cost of capital, Goldman Sachs discounted to present value as of March 31, 2018 (i) estimates of the unlevered free cash flow to be generated by the pro forma combined company for the period from April 1, 2018 to December 31, 2022, derived from the Pro Forma Forecasts and (ii) a range of illustrative terminal values for the pro forma combined company as of June 30, 2022, calculated by applying perpetuity growth rates ranging from 2.0% to 3.0% to the estimate of the terminal year unlevered free cash flow of the pro forma combined company, derived from the Pro Forma Forecasts (which analysis implied terminal year EBITDA multiples ranging from 7.3x to 9.8x). Goldman Sachs derived such discount rates by application of the capital asset pricing model, which requires certain company-specific inputs, including the company’s target capital structure weightings, the cost of long-term debt, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the United States financial markets generally. The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the Pro Forma Forecasts and market expectations regarding long-term real growth of gross domestic product and inflation. Goldman Sachs derived a range of illustrative enterprise values for the pro forma combined company by adding the ranges of present values it derived as described above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for the pro forma combined company pro forma net debt (debt excluding warehouse and securitized debt facilities less cash) of $2,433 million for the pro forma combined company as of March 31, 2018 as provided by ILG’s and MVW’s managements, to derive a range of illustrative equity values for the pro forma combined company. Goldman Sachs divided the range of illustrative equity values by 48.7 million, representing the total number of fully diluted outstanding shares of the pro forma combined company, calculated using the treasury stock method based on the closing stock price of MVW as of April 27, 2018, and information provided by managements of ILG and MVW, to derive a range of illustrative present equity values per share for the shares of pro forma combined company common stock of $95.98 to $142.78.

The following disclosure amends and restates in its entirety the first paragraph under the heading “Illustrative Present Value of Future Stock Price Analysis – Pro Forma Combined Company; Implied Premium” on pages 83-84 of the Proxy Statement:

Goldman Sachs performed an illustrative analysis of the implied present values per share of the pro forma combined company as of March 31, 2018 based on theoretical future prices calculated by Goldman Sachs for the shares of the pro forma combined company common stock. Using the Pro Forma Forecasts (including the Synergies) Goldman Sachs first derived a range of theoretical future enterprise values for the pro forma combined company as of the end of each of the calendar years 2018 through 2021, by applying illustrative one year forward enterprise value to EBITDA multiples ranging from 9.0x to 11.0x to the estimate of adjusted EBITDA for the pro forma combined company for the following calendar year, as reflected in the Pro Forma Forecasts. These illustrative multiples were derived by Goldman Sachs utilizing its professional judgment and experience, taking into account historical average EBITDA multiples for ILG, MVW, and Wyndham Worldwide Corporation over the 1, 3 and 5-year periods ended April 27, 2018 and the average EBITDA multiple for Hilton Grand Vacations Inc. over the one-year period ended April 27, 2018. Goldman Sachs calculated a range of theoretical future equity values for the pro forma combined company as of the end of each of the calendar years 2018 through 2021, by subtracting from the range of theoretical future enterprise values it derived for the pro forma combined company the estimate of the pro forma combined company’s future net debt (debt excluding warehouse and securitized debt facilities less cash) of $1,927 million as of the end of 2018, $1,584 million as of the end of 2019, $1,233 million as of the end of 2020 and $744 million as of the end of 2021, as reflected in the Pro Forma Forecasts. Goldman Sachs then calculated a range of theoretical future prices per share of the pro forma combined company as of the end of each of the calendar years 2018 through 2021, by dividing the range of theoretical future equity values it derived as described above by the total number of fully diluted shares of the pro forma combined company estimated to be 48.7 million outstanding as of the end of 2018, 49.0 million outstanding as of the end of 2019, 49.3 million outstanding as of the end of 2020 and 49.7 million outstanding as of the end of 2021, as reflected in the Pro Forma Forecasts. Using the year-end convention and an illustrative discount rate of 12.0%, reflecting an estimate of the pro forma combined company’s cost of equity, Goldman Sachs discounted to present value as of March 31, 2018 the range of theoretical future prices per share it derived for the pro forma combined company as described above to yield a range of illustrative present values per share of the pro forma combined company. Goldman Sachs derived such discount rate by application of the capital asset pricing model, which requires certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the United States financial markets generally. Goldman Sachs then, for each of the calendar years 2018 to 2021, using the mid-year convention and same illustrative discount rate, discounted the amounts per share of the projected dividends of the pro forma combined company from March 31, 2018 through and including the applicable calendar year, as reflected in the Pro Forma Forecasts, to determine the implied present values of such projected dividends as of March 31, 2018, and added such implied present values of the projected dividends to the range of present values per share of the pro forma combined company it derived as described above. The following table presents, with respect to each future date, the range of present values per share for the shares of pro forma combined company common stock derived from this analysis.

The following disclosure amends and restates in its entirety the final paragraph on page 85 of the Proxy Statement:

Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of ILG, MVW, any of their respective affiliates and third parties, including Qurate Retail, which is a significant stockholder of ILG, and related entities of a significant stockholder of Qurate Retail, or any currency or commodity that may be involved in the Combination Transactions. Goldman Sachs has acted as financial advisor to ILG in connection with, and has participated in certain of the negotiations leading to, the Combination Transactions. During the two years preceding the date of Goldman Sachs’ opinion, Goldman Sachs did not perform financial advisory or underwriting services for MVW or any of its subsidiaries for which Goldman Sachs’ Investment Banking Division received any compensation. Goldman Sachs has provided certain financial advisory and/or underwriting services to Qurate Retail and/or related entities of a significant stockholder of Qurate Retail from time to time for which Goldman Sachs’ Investment Banking Division has received, and may receive, compensation, including having acted as financial advisor to Liberty Global plc, which shares a significant stockholder with Qurate Retail, in connection with its acquisition of Cable & Wireless Communications Plc in May 2016; as placement agent with respect to a private offering of 1.75% exchangeable senior debentures due 2046 (aggregate principal amount of $750,000,000) by Qurate Retail in August 2016; as bookrunner with respect to a public offering by Ziggo Group Holding B.V., a subsidiary of Liberty Global plc, of its 6.000% senior notes due 2027 (aggregate principal amount of $625,000,000), its 5.500% senior secured notes due 2027 (aggregate principal amount of $2,000,000,000) and its 4.250% senior secured notes due 2027 (aggregate principal amount of €775,000,000) in September 2016; as a joint bookrunner in connection with the initial public offering of 30,026,635 American Depository Shares, representing 30,026,635 Class A shares, of Trivago N.V., which is a subsidiary of Expedia, Inc. (an indirectly related entity of a significant stockholder of Qurate Retail), in December 2016; as bookrunner in connection with a convertible financing (aggregate principal amount of $300,000,000) for LendingTree, Inc. (an indirectly related entity of a significant stockholder of Qurate Retail), in May 2017; as bookrunner with respect to a public offering by Sirius XM Holdings Inc., a subsidiary of Liberty Media Corporation, which shares a significant stockholder with Qurate Retail, of its 5.000% senior notes due 2027 (aggregate principal amount of $1,250,000,000) and its 3.875% senior notes due 2022 (aggregate principal amount of $750,000,000) in June 2017; and as bookrunner with respect to a public offering by Sirius XM Holdings Inc. of its 5.000% senior notes due 2027 (aggregate principal amount of $250,000,000) and its 3.875% senior notes due 2022 (aggregate principal amount of $250,000,000) in August 2017. During the two year period ended April 30, 2018, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to Qurate Retail and/or affiliates and related entities of a significant stockholder of Qurate Retail of approximately $65,930,913. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to ILG, MVW, Qurate Retail and their respective affiliates and related entities for which Goldman Sachs’ Investment Banking Division may receive compensation.

The following disclosure amends and restates in its entirety the fifth full paragraph that immediately precedes the heading “Financial Analysis of ILG” on page 88 of the Proxy Statement:

Unless the context indicates otherwise, for purposes of, among other things, deriving per share implied equity values from implied enterprise values as more fully described below, Moelis calculated (a) enterprise values for (i) ILG based on debt (less cash and cash equivalents) (“net debt”) as of March 31, 2018 in the aggregate of $412 million, and (ii) MVW based on net debt as of March 31, 2018 in the aggregate of $(23) million, and (b) per share amounts for (i) ILG based on diluted shares outstanding as of April 27, 2018, using the treasury stock method (which number of diluted shares were approximately 127.0 million when using the then-current closing stock price of ILG common stock), and (ii) MVW based on diluted shares outstanding as of April 26, 2018, using the treasury stock method (which number of diluted shares were approximately 27.7 million when using the then-current closing stock price of MVW common stock). All such information for ILG was provided by management of ILG and all such information for MVW was provided by management of MVW.

The following disclosure amends and restates in its entirety the first full paragraph on page 93 of the Proxy Statement:

Pro Forma Discounted Cash Flow Analysis. Moelis performed a DCF analysis of MVW pro forma for the Combination Transactions (which we refer to in this section “—Opinion of Moelis & Company LLC” as “pro forma MVW”) using financial forecasts and other information and data for each of ILG and MVW (for the periods indicated) as described above. The pro forma DCF analysis reflected (i) the stand alone DCF Enterprise Values derived for each of ILG and MVW as described above under “Financial Analyses of ILG – Discounted Cash Flow Analysis” and “Financial Analyses of MVW – Discounted Cash Flow Analysis”, plus (ii) the present value of (a) the $50 million of Expected Synergies projected by management of ILG to be achieved over three years, beginning in CY2019, at rates of approximately 25%, 50% and 100% during calendar years 2019, 2020 and 2021, respectively, and (b) a range of terminal multiples for the run rate Expected Synergies derived from a blended terminal multiple weighted in proportion to the relative contribution of each of ILG and MVW to pro forma MVW’s estimated Adjusted EBITDA for 2022. In addition, Moelis assumed, for purposes of the pro forma DCF analysis, that there would be no changes to ILG’s current licensing arrangements with third-party branded vacation ownership properties of ILG, including the current arrangement related to the Hyatt-branded properties (Moelis noted that ILG’s management indicated that it did not believe it would be meaningful to forecast any scenarios regarding potential changes to any such licensing arrangements). Moelis then derived an implied per share reference range from the resulting implied Enterprise Value reference range, using the net debt and diluted share information described above, after additionally adjusting for (i) additional indebtedness equal to the estimated cash consideration to be paid in the Combination Transactions, together with estimated Combination Transactions related fees and expenses of $171 million, as provided by management of MVW (which net debt amount was $2,433 million), and (ii) the estimated number of shares of MVW common stock to be issued as stock consideration in the Combination Transactions (which number of diluted shares were approximately 48.7 million when using the then current closing stock prices of each of ILG common stock and MVW common stock). This analysis indicated the following implied per share reference ranges for the merger consideration per share of ILG common stock (i.e., $14.75 in cash, together with the implied per share value of 0.165 shares of pro forma MVW common stock), both with and without the benefit of the $50 million of Expected Synergies, as well as the percentage change in value as compared to the per share values derived in the stand-alone DCF analysis for ILG described above.

The following disclosure amends and restates in its entirety the third full paragraph on page 96 of the Proxy Statement:

Moelis’ affiliates, employees, officers and partners may at any time own securities (long or short) of ILG and MVW. Moelis has provided investment banking and other services to ILG unrelated to the Combination Transactions and has received compensation for such services. In the past two years prior to the date of the opinion, Moelis acted as financial advisor to ILG in connection with its acquisition of Vistana Signature Experiences, Inc., which acquisition was consummated in May 2016. In connection with the Vistana acquisition, Moelis received a fee of $8,000,000 from ILG and was reimbursed by ILG for certain expenses arising out of its engagement. Moelis has not received fees or other compensation from MVW or its affiliates in the two years prior to the date of the opinion. Moelis in the future may provide investment banking and other services to MVW and its affiliates for which Moelis would expect to receive compensation.

The following disclosure is hereby inserted immediately following footnote 3 and immediately preceding the heading “ILG-Adjusted MVW Financial Forecasts” on page 99 of the Proxy Statement:

The following table sets forth the components of the ILG Financial Forecasts reconciling the calculation of ILG’s unlevered free cash flow with Adjusted EBITDA. Amounts in millions, except per share data. Certain totals in the tables included in this joint proxy statement/prospectus may not sum due to rounding.

	2018E	2019E	2020E	2021E	2022E
Adjusted EBITDA	$360	$425	$483	$519	$543
Unlevered Taxable Income	258	326	382	419	444
Unlevered Tax Expense	(77)	(98)	(115)	(115)	(122)

Unlevered Earnings After Tax	181	228	268	304	322
D&A	78	79	80	79	76
CapEx	(75)	(76)	(67)	(47)	(48)
Inventory Spend / VOI Cost of Sales Add Back	42	67	17	—	5
Provision for Loan Losses	48	55	61	68	72
Net Securitizations / VOI Notes Receivable	18	(95)	(87)	(88)	(76)
Change in Assets and Liabilities	(36)	3	17	20	21

Total Unlevered Free Cash Flow	$256	$261	$288	$334	$373

The following disclosure is hereby inserted immediately following footnote 4 and immediately preceding the heading “ILG Pro Forma Forecasts for Combined Company” on page 100 of the Proxy Statement:

The following table sets forth the components of the ILG-Adjusted MVW Financial Forecasts reconciling the calculation of MVW’s unlevered free cash flow with Adjusted EBITDA. Amounts in millions, except per share data. Certain totals in the tables included in this joint proxy statement/prospectus may not sum due to rounding.

	2018E	2019E	2020E	2021E	2022E
Adjusted EBITDA	$310	$352	$407	$433	$457
Unlevered Taxable Income	262	303	357	380	403
Unlevered Tax (Expense) / Benefit	(68)	(78)	(92)	(96)	(102)

Unlevered Earnings After Tax	194	225	264	284	301
D&A	27	29	29	30	31
CapEx	(41)	(44)	(61)	(44)	(40)
Inventory Spend / Product Cost Recovery	(15)	4	(56)	(40)	(14)
Net Securitization Activity / Net Change in VOI Notes Receivable	(110)	(134)	(85)	(115)	(81)
Provision for Loan Losses	55	62	67	73	80
Change in Warehouse Facility	125	30	(9)	14	9
Deferred Income Tax	56	21	22	22	21
Net Working Capital and Other	18	15	(3)	26	(28)

Total Unlevered Free Cash Flow	$309	$208	$168	$248	$279

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

Information included or incorporated by reference in this communication, and information which may be contained in other filings with the Securities and Exchange Commission (the “SEC”) and press releases or other public statements, contains or may contain “forward-looking” statements, as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the SEC in its rules, regulations and releases. These forward-looking statements include, among other things, statements of plans, objectives, expectations (financial or otherwise) or intentions.

Forward-looking statements are any statements other than statements of historical fact, including statements regarding Marriott Vacations Worldwide Corporation’s (the “Company”) and ILG, Inc.’s (“ILG”) expectations, beliefs, hopes, intentions or strategies regarding the future. Among other things, these forward-looking statements may include statements regarding the proposed combination of the Company and ILG; our beliefs relating to value creation as a result of a potential combination of the Company and ILG; the expected timetable for completing the transactions; benefits and synergies of the transactions; future opportunities for the combined company; and any other statements regarding the Company’s and ILG’s future beliefs, expectations, plans, intentions, financial condition or performance. In some cases, forward-looking statements can be identified by the use of words such as “may,” “will,” “expects,” “should,” “believes,” “plans,” “anticipates,” “estimates,” “predicts,” “potential,” “continue,” or other words of similar meaning.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions, our financial and business prospects, our capital requirements, our financing prospects, our relationships with associates and labor unions, our ability to consummate potential acquisitions or dispositions, our relationships with the holders of licensed marks, and those additional factors disclosed as risks in other reports filed by us with the Securities and Exchange Commission, including those described in Part I of the Company’s most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K as well as in ILG’s most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K and in the joint proxy statement/prospectus included in the registration statement on Form S-4 filed by the Company with the SEC, and any amendments thereto.

Other risks and uncertainties include the timing and likelihood of completion of the proposed transactions between the Company and ILG; the possibility that ILG’s stockholders may not approve the proposed transactions; the possibility that the Company’s stockholders may not approve the issuance of the MVW shares to be issued in connection with the proposed transactions; the possibility that the expected synergies and value creation from the proposed transactions will not be realized or will not be realized within the expected time period; the risk that the businesses of the Company and ILG will not be integrated successfully; the potential impact of disruption from the proposed transactions making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; the ability to retain key personnel; the availability of financing; the possibility that the proposed transactions do not close; as well as more specific risks and uncertainties. You should carefully consider these and other relevant factors, including those risk factors in this communication and other risks and uncertainties that affect the businesses of the Company and ILG described in their respective filings with the SEC, when reviewing any forward-looking statement. These factors are noted for investors as permitted under the Private Securities Litigation Reform Act of 1995. We caution readers that any such statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date on which they were made. Except as required by law, we disclaim any obligation to review or update these forward-looking statements to reflect events or circumstances as they occur.

NO OFFER OR SOLICITATION

This communication is for informational purposes only and is not intended to and does not constitute an offer to buy, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

IMPORTANT INFORMATION AND WHERE TO FIND IT

The proposed transactions involving the Company and ILG will be submitted to the Company’s stockholders and ILG’s stockholders for their consideration. In connection with the proposed transaction, on July 19, 2018, the Company filed with the Securities and Exchange Commission (the “SEC”) an amendment to the registration statement on Form S-4 that included a joint proxy statement/prospectus for the stockholders of the Company and ILG and was filed with the SEC on June 6, 2018. The registration statement was declared effective by the SEC on July 23, 2018. The Company and ILG mailed the definitive joint proxy statement/prospectus to their respective stockholders on or about July 25, 2018 and each of the Company and ILG intend to hold the special meeting of the stockholders of the Company and ILG on August 28, 2018. This communication is not intended to be, and is not, a substitute for such filings or for any other document that the Company or ILG may file with the SEC in connection with the proposed transaction. SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS, CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The registration statement, the joint proxy statement/prospectus and other relevant materials and any other documents filed or furnished by the Company or ILG with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus from ILG by going to its investor relations page on its corporate web site at www.ilg.com and from the Company by going to its investor relations page on its corporate web site at www.marriottvacationsworldwide.com.

PARTICIPANTS IN THE SOLICITATION

The Company, ILG, their respective directors and certain of their respective executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the Company’s directors and executive officers is set forth in its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 27, 2018 and in its definitive proxy statement filed with the SEC on April 3, 2018, and information about ILG’s directors and executive officers is set forth in its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on March 1, 2018, and in its definitive proxy statement filed with the SEC on May 7, 2018. These documents are available free of charge from the sources indicated above, and from the Company by going to its investor relations page on its corporate web site at www.marriottvacationsworldwide.com and from ILG by going to its investor relations page on its corporate web site at www.ilg.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction is presented in the definitive joint proxy statement/prospectus included in the registration statement on Form S-4 filed by the Company with the SEC and may be included in other relevant materials that the Company and ILG file with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

By:	/s/ James H Hunter, IV
Name:	James H Hunter, IV
Title:	Executive Vice President and General Counsel

Date: August 20, 2018